Exhibit 99.1

Trulia Reports First Quarter 2013 Results

Record revenue and subscriber growth to start the year

•	First quarter revenue of $24.0 million, up 97% year-over-year

•	First quarter total traffic of 31.4 million monthly unique visitors, up 52% year-over-year, and 11.4 million mobile monthly unique visitors, up 122% year-over-year

•	New user-generated content contributions in the first quarter of approximately 1.1 million, up 69% year-over-year

SAN FRANCISCO, April 30, 2013 – Trulia, Inc. (NYSE: TRLA), a leading online marketplace for homebuyers, sellers, renters and real estate professionals, today announced financial results for the first quarter ended March 31, 2013.

“Trulia achieved an excellent start to 2013,” said Pete Flint, Chief Executive Officer of Trulia. “We achieved another quarter of record revenue, driven by strong execution in both our Marketplace and Media businesses. Trulia’s mobile traffic continues to expand at a rapid rate, while our subscriber base grew by approximately 3,500 during the quarter.”

First Quarter 2013 Financial Highlights

•	Total revenue for the first quarter of 2013 was $24.0 million, an increase of 97% year-over-year.

•	Marketplace revenue of $17.4 million, up 100% year-over-year.

•	Media Revenue of $6.6 million, up 91% year-over-year.

•

Net loss attributable to common stockholders for the quarter was $2.0 million, or $0.07 per share on a basic and diluted basis, compared with $4.2 million, or $0.61 per share on a basic and diluted basis, in the first quarter of 2012.

•	Adjusted EBITDA for the quarter was $1.2 million, compared with -$2.5 million in the first quarter of 2012.

•

Adjusted net loss attributable to common stockholders for the quarter was $0.6 million, or $0.02 per share on a basic and diluted basis, compared with $3.7 million, or $0.54 per share on a basic and diluted basis, in the first quarter of 2012.

•

Completion of a follow-on offering of approximately 7.14 million shares of common stock, in which Trulia sold approximately 4.02 million shares and certain selling stockholders sold an aggregate of approximately 3.12 million shares. Net proceeds to Trulia from the offering were approximately $112.9 million.

Key Business Metrics – First Quarter 2013

•	Monthly unique visitors in the quarter were 31.4 million, an increase of 52% from 20.6 million in the same period last year.

•	Mobile monthly unique visitors in the quarter were 11.4 million, an increase of 122% from 5.1 million in the same period last year. Please see Note B on mobile traffic reclassification.

•	Total subscribers at the end of the quarter were 27,920, a 42% increase from 19,639 in the same period last year.

•	Average monthly revenue per subscriber for the quarter was $187, a 46% increase from $128 in the same period last year.

•

New contributions to user-generated content totaled approximately 1.1 million during the quarter, a 69% increase from approximately 630,000 in the same period last year. As of March 31, 2013, this amounted to a cumulative total of more than 8 million contributions to user-generated content.

Selected Business Highlights

Trulia announced several innovations during the quarter:

•

Trulia Suggests: Trulia announced the beta launch of Trulia Suggests, which utilizes a proprietary algorithm to consider an individual user’s behaviors in context of the preferences and behaviors of Trulia’s 31 million monthly unique visitors. Trulia Suggests unearths new properties and provides personalized suggestions, and enables users to refine their suggestions in real-time by ‘following’ and ‘liking’ homes that appeal to them, or ‘hiding’ those that are not a fit. Early results indicate the consumers who use Trulia Suggests spend approximately three times the amount of time on our site compared with average users. Since the launch of Trulia Suggests, there have been almost two million likes or hides on properties in our database.

•	Deeper mobile integration of the Inside Scoop: Trulia’s redesigned iPhone app makes it easier to obtain insights on crime rates and local amenities such as restaurants, banks and grocery stores.

•

Who’s Viewed Your Profile: Trulia launched this new tool for real estate agents on their private profiles. “Who’s Viewed Your Profile” allows agents to not only see that their profiles have been viewed recently, but also provides some insight into who is actually viewing their profiles.

Outlook – Second Quarter 2013

Trulia is providing revenue and Adjusted EBITDA outlook for the second quarter of 2013 as follows:

•	Revenue is expected to be in the range of $27.3 to $27.7 million. This represents 62% to 65% year-over-year growth.

•	Adjusted EBITDA is expected to be in the range of $2.5 to $2.9 million. This represents 9% to 10% of revenue.

Conference Call Details

A conference call to discuss Trulia’s first quarter 2013 results will be held today at 2 p. m. Pacific Time (5 p.m. Eastern Time). A live webcast of the conference call will be available on the Trulia Investor Relations website at http://ir.trulia.com/. A live dial-in will be available at 866-318-8611, or internationally at 617- 399-5130, using passcode 97501692. Following the completion of the call, a recorded replay of the webcast will be available on the Trulia Investor Relations website for one year. A telephone replay of the call will be available at 888-286-8010, or internationally at 617-801-6888, using passcode 27437894, until May 14, 2013.

About Trulia

Trulia, Inc. (NYSE: TRLA) gives home buyers, sellers, owners, and renters the inside scoop on properties, places, and real estate professionals. Trulia has unique info on the areas people want to live that can’t be found anywhere else: users can learn about agents, neighborhoods, schools, crime, commute times, and even ask the local community questions. Real estate professionals use Trulia to connect with millions of transaction-ready buyers and sellers each month via our hyper local advertising services, social recommendations, and top-rated mobile real estate apps. Trulia is headquartered in downtown San Francisco. Trulia is a registered trademark of Trulia, Inc.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our expectations regarding our revenue and Adjusted EBITDA for the second quarter of 2013. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that the housing market does not continue to recover; the risk that consumers, subscribers and advertisers do not continue to use our marketplace; and the risk that we experience expenses that exceed our expectations. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the Securities and Exchange Commission on March 4, 2013. The forward-looking statements in this press release are based on information available to Trulia as of the date hereof, and Trulia disclaims any obligation to update any forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measures: Adjusted EBITDA and Adjusted Net Loss

Trulia’s stated results include certain non-GAAP financial measures, including Adjusted EBITDA and adjusted net loss attributable to common stockholders. We define Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, depreciation and amortization, change in fair value of warrant liability, income taxes, and stock-based compensation. We define adjusted net loss attributable to common stockholders as net loss attributable to common stockholders adjusted to exclude stock-based compensation. Adjusted EBITDA and adjusted net loss attributable to common stockholders exclude these items as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. Trulia believes these adjustments provide useful comparative information to investors.

Trulia also considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company and are used by the Company’s management for that purpose. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non- GAAP measures used by other companies.

For future periods, Trulia is unable to provide a reconciliation of Adjusted EBITDA to net loss as a result of the uncertainty regarding, and the potential variability of, the amounts of interest income, interest expense, depreciation and amortization, change in fair value of warrant liability, and stock-based compensation that is expected to be incurred in the future.

Source: Trulia, Inc.

Contacts:

Ian Lee, 415-400-7238 (Investor Relations)

ir@trulia.com

Ken Shuman, 415-517-7211 (Media)

pr@trulia.com

TRULIA, INC.

Condensed Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues	$24,002	$12,162
Costs and expenses:
Cost of revenues (exclusive of amortization of product development cost)	3,181	2,205
Technology and development	4,897	4,646
Sales and marketing	12,293	6,075
General and administrative	5,172	2,971

Total costs and expenses	25,543	15,897
Loss from operations	(1,541)	(3,735)
Interest income	26	3
Interest expense	(236)	(252)
Change in fair value of warrant liability	—	(216)

Loss before provision for income taxes	(1,751)	(4,200)
Provision for income taxes	(231)	—

Net loss attributable to common stockholders	$(1,982)	$(4,200)

Net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.61)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	28,427,025	6,882,065
Reconciliation to adjusted net loss and adjusted net loss per share attributable to common stockholders, basic and diluted, adjusted for stock-based compensation:
Net loss attributable to common stockholders	(1,982)	(4,200)
Stock-based compensation (Note A)	1,392	465

Adjusted net loss per share attributable to common stockholders, basic and diluted	$(590)	$(3,735)
Adjusted net loss per share attributable to common stockholders, basic and diluted	(0.02)	(0.54)
Reconciliation to Adjusted EBITDA:
Net loss attributable to common stockholders	$(1,982)	$(4,200)
Non-GAAP adjustments:
Interest income	(26)	(3)
Interest expense	236	252
Depreciation and amortization	1,360	797
Change in fair value of warrant liability	—	216
Income taxes	231	—
Stock-based compensation (Note A)	1,392	465

Adjusted EBITDA	$1,211	$(2,473)

Note (A)

Stock -based compensation was allocated as follows:

	Three Months Ended March 31,
	2013	2012
Cost of revenues	$41	$5
Technology and development	$411	$192
Sales and marketing	$337	$55
General and administrative	$603	$213

Total stock-based compensation	$1,392	$465

TRULIA, INC.

Condensed Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2013	December 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$214,336	$100,017
Accounts receivable	7,450	6,095
Prepaid expenses and other current assets	1,586	1,413

Total current assets	223,372	107,525
Restricted cash	385	385
Property and equipment, net	8,294	7,069
Goodwill	2,155	2,155
Other assets	1,520	1,830

TOTAL ASSETS	$235,726	$118,964

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$543	$525
Accrued liabilities	4,311	2,916
Accrued compensation and benefits	4,578	4,500
Deferred revenue, current portion	14,713	13,296
Deferred rent, current portion	512	444
Capital lease liability, current portion	146	217
Long-term debt, current portion	3,646	2,665
Other current liabilities	330	330

Total current liabilities	28,779	24,893
Deferred revenue, net of current portion	101	—
Deferred rent, net of current portion	357	407
Capital lease liability, net of current portion	—	16
Long-term debt, net of current portion	6,149	7,094
Other long-term liabilities	20	20

Total liabilities	35,406	32,430
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Total stockholders’ equity	200,320	86,534

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$235,726	$118,964

TRULIA, INC.

Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(1,982)	(4,200)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,360	797
Stock-based compensation	1,392	465
Provision for doubtful accounts	22	21
Change in fair value of warrant liability	—	216
Amortization of debt discount	35	45
Amortization of debt issue cost	7	8
Changes in operating assets and liabilities:
Accounts receivable	(1,377)	(92)
Prepaid expenses and other current assets	(173)	8
Other assets	—	42
Accounts payable	42	443
Accrued liabilities	354	664
Accrued compensation and benefits	78	500
Deferred rent	18	(11)
Deferred revenue	1,518	2,191
Other long-term liabilities	—	13
Net cash provided by operating activities	1,294	1,110

CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in restricted cash and deposits	248	—
Maturities of short-term investments	—	2,200
Purchases of property and equipment	(2,423)	(1,108)

Net cash (used in) provided by investing activities	(2,175)	1,092

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from follow-on offering, net of underwriting discounts	114,056	—
Payments of costs related to follow-on public offering	(65)	—
Repayments on capital lease liability	(87)	(73)
Proceeds from exercise of stock options	1,296	253

Net cash provided by financing activities	115,200	180

NET INCREASE IN CASH AND CASH EQUIVALENTS	114,319	2,382
CASH AND CASH EQUIVALENTS — Beginning of period	100,017	7,041

CASH AND CASH EQUIVALENTS — End of period	$214,336	$9,423

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$191	$197

Cash paid for income taxes	$231	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock-based compensation capitalized in product development costs	$113	$8

Purchase of equipment under capital leases	$—	$119

Net change related to purchase of equipment in accounts payable and accrued liabilities	$(7)	$(373)

Unpaid IPO/follow-on offering costs	$1,024	$64

Number of common warrants exercised in a net settlement transaction	56,054	—

Note (B)

Reclassification of mobile traffic:

Our calculation of mobile monthly unique visitors has been revised to include visitors to www.trulia.com on tablets or other mobile devices. Previously, only visitors using our applications for tablets or other mobile devices were included in our calculation of mobile monthly unique visitors, and visitors to www.trulia.com on tablets or other mobile devices were not included in such calculation. This reclassification of mobile traffic has not resulted in any change to the aggregate number of monthly unique visitors.

	Three Months Ended March 31,
	2013	2012
Mobile monthly unique visitors—prior (millions)	8.5	3.9
Mobile monthly unique visitors—reclassified (millions)	11.4	5.1